                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission only (as permitted by Rule
      14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        APERTUS TECHNOLOGIES INCORPORATED
                (Name of Registrant as Specified in its Charter)

                      ------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                 -----------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
                                                       -------------------------

     3)  Filing Party:
                       ---------------------------------------------------------

     4)  Date Filed:
                       ---------------------------------------------------------

                    [APERTUS TECHNOLOGIES INCORPORATED LOGO]


                             7275 FLYING CLOUD DRIVE
                          EDEN PRAIRIE, MINNESOTA 55344

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 23, 1998


TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Apertus Technologies Incorporated (the "Company") will be held on Thursday,
July 23, 1998, at 10:00 a.m., Minneapolis time, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, for the following purposes:

         1. To elect two directors to serve for three-year terms or until their respective successors are elected and qualified;

         2. To approve an amendment to the Company's Articles of Incorporation to change the Company's name from "Apertus Technologies Incorporated" to "Carleton Corporation";

         3. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending March 28, 1999;

         4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

         The Board of Directors of the Company has designated the close of business on June 8, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record of the Company's Common Stock at the close of business on that date will be entitled to vote.

         You are cordially invited to attend the meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                              By Order of the Board of Directors


                                              Steven Thimjon
                                              Secretary

June 19, 1998

                    [APERTUS TECHNOLOGIES INCORPORATED LOGO]


                             7275 FLYING CLOUD DRIVE
                          EDEN PRAIRIE, MINNESOTA 55344

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 23, 1998


         This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Apertus Technologies Incorporated (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Thursday, July 23, 1998, at 10:00 a.m., Minneapolis time, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders with the Company's Annual Report to Shareholders commencing on or about June 19, 1998.

                          VOTING RIGHTS AND PROCEDURES

         Only shareholders of record of the Common Stock of the Company whose names appear of record on the Company's books at the close of business on June 8, 1998 will be entitled to vote at the Annual Meeting. As of that date, a total of 16,684,133 shares of such Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. If a shareholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

         Shares of the Company's Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted for the election of the nominees for director named in this Proxy Statement, for approval of an amendment to the Company's Articles of Incorporation to change the Company's name from Apertus Technologies Incorporated to Carleton Corporation and for approval of the appointment of Ernst & Young LLP as the Company's independent auditors. So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting and call for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on these matters. A proxy may be revoked at any time before being exercised by delivery to an officer of the Company of a written notice of termination of the proxy's authority or a duly elected proxy bearing a later date.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

         The business and affairs of the Company are managed under the direction of its Board of Directors, which is comprised of seven members. The Board of Directors is divided into three classes, and the members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years.

         The term of the Class Three directors expires at the Annual Meeting, and two Class Three directors will be elected at the Annual Meeting to hold office until the 2001 Annual Meeting or until their respective successors are elected and qualified. Robert W. Fischer and Clarence W. Spangle are the incumbent Class Three directors together with Michael Dexter-Smith, who joined the Board of Directors in connection with the acquisition of Carleton Corporation in October 1997. Messrs. Fischer and Dexter-Smith are being nominated for election at the Annual Meeting. Mr. Spangle has decided not to run for reelection. The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. Fischer and Dexter-Smith, unless otherwise directed. Each of Messrs. Fischer and Dexter-Smith has indicated a willingness to serve, but in case either of them is not a candidate at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information concerning the incumbent directors is set forth below. The terms of the incumbent Class One and Class Two directors expire at the 1999 and 2000 Annual Meetings, respectively.

         The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. FISCHER AND DEXTER-SMITH.

         Information regarding the directors of the Company is set forth below:

Robert W. Fischer
(Class Three) ..........   Mr. Fischer, 79 years of age, has been a director of
                           the Company since October 1983. He is President of
                           Robert W. Fischer & Co., Inc., a private financial consulting and investment banking firm, and he is a private investor. Mr.Fischer is also a director of Ringer Corporation.

Clarence W. Spangle
(Class Three) ..........   Mr. Spangle, 73 years of age, has been a director of
                           the Company since May 1985. He is self-employed as a management consultant. From February 1980 to January
                           1985, he was Chairman of the Board and President of Memorex Corporation. Following the acquisition of Memorex Corporation by Burroughs Corporation, he was also Executive Vice President of Burroughs
                           Corporation from January 1982 until January 1985.
                           Mr.Spangle is also a director of Key Tronic
                           Corporation.

Michael Dexter-Smith
(Class Three) ..........   Mr. Dexter-Smith, 45 years of age, has been a
                           director of the Company since October 1997, when he was added to the Board in connection with the acquisition of Carleton Corporation. Since April
                           1995, he has been Chief Executive Officer of VenturCom, Inc., a provider of tools and extensions for developing and deploying dedicated applications on Windows NT and Windows CE. From 1992 to 1995, Mr.
                           Dexter-Smith served as Chief Operating Officer of
                           Manager Software Products, Inc., a provider of mainframe and client server technology for data management. From 1987 to 1992, Mr. Dexter-Smith was
                           President and Chief Executive Officer of Carleton
                           Corporation.

Nicholas J. Covatta, Jr.
(Class Two) ............   Mr. Covatta, 51 years of age, has been a director of
                           the Company since February 1982. He has been Chairman of the Board of Atlantis Group, Inc., a private investment company, since August 1986. Mr. Covatta's prior business experience includes executive positions at the General Electric Company, Gulf Oil
                           Corporation and the Boston Consulting Group.

Robert D. Gordon
(Class Two) ............   Mr. Gordon, 49 years of age, has been a director of
                           the Company since July 1987. He has been Chairman of the Board and Chief Executive Officer of the Company since April 1990 and President since December 1988.
                           He was first employed by the Company as Senior Vice
                           President in July 1987, and subsequently served as Chief Financial Officer from August 1987 to May 1988,
                           Secretary from January to September 1988, and Group
                           Vice President, Marketing from April to December
                           1988. From April 1984 to July 1987, Mr.Gordon was
                           Executive Vice President of First Bank System, Inc.

George E. Hubman
(Class One) ............   Mr. Hubman, 55 years of age, has been a director of
                           the Company since July 1995. Since 1994, he has been a business consultant and private investor. Mr.
                           Hubman retired as Vice President of Sales and Marketing of Walker Richer and Quinn, Inc. ("WRQ"), a provider of desk top connectivity software, in 1994.
                           Mr. Hubman was a co-founder of WRQ and held such position since the Company's formation in 1981. Prior to WRQ, Mr. Hubman's career included sales positions with IBM and Hewlett-Packard. Mr. Hubman is also a director of Syntax, Inc. and Tully's Coffee.

Arch J. McGill
(Class One) ............   Mr. McGill, 67 years of age, has been a director of
                           the Company since July 1989. He is President of
                           Chardonnay Inc., a venture capital investment company with which he has been associated since 1985. From
                           1983 to 1985, Mr.McGill served as Chief Executive
                           Officer of Rothschild Ventures. Mr.McGill has extensive business experience in the telecommunications industry, and from 1973 to 1983, he was employed by AT&T Corp., most recently as President of AIS/American Bell. Mr. McGill is also a director of ACT Networks, Inc. and Disc, Inc.


         The Board of Directors has an Audit Committee consisting of Messrs. Covatta, Fischer and Spangle and, and a Compensation Committee consisting of all outside directors (Messrs. Covatta, Dexter-Smith, Fischer, Hubman, McGill and Spangle). The Audit Committee's function is to review and make recommendations to the Board of Directors with respect to certain financial and accounting matters. The Audit Committee met one time during the 1998 fiscal year. The Compensation Committee's function is to review and make certain determinations with respect to matters concerning the remuneration of employees, officers and directors. The Compensation Committee met one time during the 1998 fiscal year. The Board of Directors does not have a standing nominating committee.

         During the 1998 fiscal year, the Board of Directors held five meetings. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

         Each non-employee director receives a $12,000 annual retainer, a $750 fee for each Board of Directors' and committee meeting he attends and a $350 fee for each teleconference and meeting he participates in. In addition, under the terms of the Company's 1990 Long Term Incentive Plan (the "1990 Plan"), each incumbent non-employee director automatically receives an option to purchase 10,000 shares of Common Stock at each annual meeting of shareholders, and each new non-employee director will receive an option to purchase 20,000 shares on the date of such director's initial election to the Board of Directors.

         Directors who are employees of the Company do not receive any additional compensation for serving on the Board of Directors.

         As consideration for certain consulting services provided to the Company, the Company provides health insurance for Mr.McGill at an annual cost to the Company of approximately $3,500.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except that (i) an initial statement of beneficial ownership on Form 3 was not timely filed for Mr. Thimjon and (ii)statements of changes in beneficial ownership on Form 4 were not timely filed for (a) Mr. Spangle, to reflect the purchase of 3,000 shares of Common Stock in June 1997 and (b) Mr. Fischer, to reflect the sale by Robert W. Fischer, Inc. of 5,000 shares of Common Stock in June 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the other three executive officers of the Company whose annual salary and bonus in fiscal 1998 exceeded $100,000 (the "Named Executive Officers"):

                                                                          Long-Term Compensation
                                                                                 Awards (3)
                                             Annual Compensation          ----------------------
                                       ---------------------------------  Restricted  Securities
                               Fiscal                           Other       Stock     Underlying     All Other
Name and Principal Position     Year   Salary      Bonus(1)    Annual(2)   Awards($)  Options(#)  Compensation(4)
---------------------------     ----   ------      --------    ---------   ---------  ----------  ---------------
Robert D. Gordon                1998   $245,000     $25,000     $   -0-    $  -0-      190,500        $3,165
    Chairman of the Board,      1997    245,000         -0-         -0-       -0-          -0-         2,970
    President and Chief         1996    256,839         -0-         -0-       -0-       19,000         2,051
    Executive Officer

David M. Haggerty (5)           1998   $133,097     $   -0-     $   -0-    $3,626       50,500        $1,202
    Vice President,
    Professional Services

Travis M. Richardson (6)        1998   $128,846     $   -0-     $   -0-    $  -0-       90,500        $1,150
    Vice President, Marketing

Eugene E. Waara, Jr. (7)        1998   $ 85,577     $13,500     $69,042    $  -0-       75,500        $  528
    Vice President, Sales

--------------------

(1) Includes bonuses paid to Mr. Gordon in recognition of his efforts in restructuring the Company and bonuses paid to Mr. Waara under the Sales Incentive Plan prior to his becoming an executive officer of the Company.

(2) Includes draws and commissions of $56,542 paid to Mr. Waara prior to his becoming an executive officer of the Company and draws of $12,500 subsequent to his becoming an executive officer of the Company.

(3) Although the 1990 Plan permits awards of restricted stock, stock appreciation rights and other stock-based awards, no such awards other than restricted stock awards have been made to date to any of the Named Executive Officers. Other than as set forth above, no restricted stock awards have been made to any of the Named Executive Officers during the last three fiscal years.

(4) Represents Company matching contributions under the Company's Savings and Investment Plan and discounts on shares of stock purchased through the Company's Employee Stock Purchase Plan.

(5) Mr. Haggerty became an executive officer of the Company on February 1, 1998.

(6) Mr. Richardson became an executive officer of the Company on February 1, 1998.

(7)  Mr. Waara became an executive officer of the company on February 1, 1998.

STOCK OPTIONS

     The following tables summarize (i) stock option grants during the Company's fiscal year ended March 29, 1998 to or by the Named Executive Officers and (ii) the value of all options held by such persons at March 29, 1998. No options held by such executive officers were exercised during the 1998 fiscal year.

                          OPTION GRANTS IN FISCAL 1998

                                                                             Potential Realizable
                                        Individual Grants(1)                   Value at Assumed
                      ------------------------------------------------------ Annual Rates of Stock
                                    % of Total                                Price Appreciation
                       Number     Options Granted    Exercise or              for Option Term (3)
                      of Options    to Employees     Base Price   Expiration  -------------------
   Name                Granted    in Fiscal 1998(2)   ($/Share)      Date         5%        10%
   ----               ----------  -----------------  -----------  ----------  --------   --------
Robert D. Gordon           500          0.04%        $ 1.250         4/3/07   $    393   $    996
                        40,000          3.34%          1.500        7/23/07     37,734     95,625
                       150,000         12.53%          2.000       10/31/07    188,668    478,123

David M. Haggerty          500          0.04%          1.250         4/3/07        393        996
                        50,000          4.18%          1.250         4/3/07     39,306     99,609

Travis M. Richardson       500          0.04%          1.250         4/3/07        393        996
                        70,000          5.85%          1.500        7/23/07     66,034    167,343
                        20,000          1.67%          1.188         2/1/08     14,943     37,867

Eugene E. Waara , Jr.      500          0.04%          1.250         4/3/07        393        996
                        75,000          6.27%          1.188         2/1/08     56,035    142,002

---------------------

(1) Exercise price equal to the fair market value of the Common Stock on the date of grant as determined in accordance with the 1990 Plan. All of the options were granted under the 1990 Plan, have ten-year terms and vest and become exercisable in four equal cumulative installments.

(2) During the 1998 fiscal year, the Company granted employees options to purchase an aggregate of 1,196,800shares of Common Stock.

(3) The compounding assumes a ten-year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.


               AGGREGATED VALUE OF OPTIONS HELD AT MARCH 29, 1998

                        Number of Unexercised            Value of Unexercised
                           Options Held at             In-the-Money Options Held
                          March 29, 1998(1)              at March 29, 1998 (2)
                     ---------------------------     ---------------------------
   Name              Exercisable   Unexercisable     Exercisable   Unexercisable
   ----              -----------   -------------     -----------   -------------
Robert D. Gordon        -0-             410,500        $   -0-      $     -0-
David M. Haggerty       -0-              88,500            -0-            -0-
Travis M. Richardson    -0-             145,500            -0-            -0-
Eugene E. Waara, Jr.    -0-              87,500            -0-            -0-
----------------------

(1) Includes options that were exercisable until they were repriced by the Company in April 1997 (at which time the date of exercisability was moved to June 30, 1998) as follows: Mr. Gordon, 210,500 shares; Mr. Haggerty, 32,000 shares; Mr. Richardson, 47,500 shares; and Mr. Waara, 3,000 shares.

(2) "Value" has been determined based on the difference between the last sale price of the Company's Common Stock as reported by the Nasdaq National Market System on March27, 1998 ($1.156) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

STOCK OPTION REPRICING

     The following table summarizes stock options granted to the executive officers of the Company that have been repriced during the past ten fiscal years.

                            TEN-YEAR OPTION REPRICING

                                              Number of     Market Price  Exercise             Length of Original
                                             Securities       of Stock      Price       New        Option Term
                                             Underlying        at Time    at time of  Exercise  Remaining at Date
Name                         Date         Options Repriced  of Repricing  Repricing    Price       of Repricing
----                         ----         ----------------  ------------  ---------    -----       ------------
Robert D. Gordon (1)      March 1990           75,000           1.7500      3.0000     1.7500    7 yrs, 10 mos.
                          March 1990           15,000           1.7500      3.1250     1.7500     8 yrs, 4 mos.
                          March 1990           35,000           1.7500      3.1250     1.7500     8 yrs, 9 mos.
                          March 1990          100,000           1.7500      2.7500     1.7500     9 yrs, 2 mos.
                          April 1997 (1)       11,000           1.2500      1.7500     1.2500    2 yrs, 11 mos.
                          April 1997 (1)       50,000           1.2500      2.2500     1.2500      4 yrs, 1 mo.
                          April 1997 (1)      140,000           1.2500      3.5000     1.2500     6 yrs, 9 mos.
                          April 1997 (1)       19,000           1.2500     12.0000     1.2500      8 yrs, 1 mo.

Julie Cummins Brady (2)   April 1997           20,000           1.2500      3.4375     1.2500     6 yrs, 9 mos.
                          April 1997            8,000           1.2500     12.0000     1.2500      8 yrs, 1 mo.
                          April 1997            5,000           1.2500      4.3800     1.2500      9 yrs, 1 mo.

Lloyd Hagemo              March 1996           35,000           4.5625      8.8750     4.5630     9 yrs, 4 mos.

David M. Haggerty (1)     April 1997           30,000           1.2500      2.1563     1.2500     5 yrs, 7 mos.
                          April 1997            8,000           1.2500      3.1250     1.2500     9 yrs, 3 mos.

Martin G. Hahn            March 1990            1,250           1.7500      4.8750     1.7500     7 yrs, 5 mos.
                          March 1990            1,250           1.7500      3.0000     1.7500    7 yrs, 10 mos.
                          March 1990               75           1.7500      3.6250     1.7500      8 yrs, 1 mo.

Sue A. Hogue              March 1990            1,000           1.7500      2.1250     1.7500     9 yrs, 6 mos.

Travis M. Richardson (1)  March 1990           10,000           1.7500      3.1250     1.7500     8 yrs, 4 mos.
                          April 1997           45,000           1.2500      1.7500     1.2500    2 yrs, 11 mos.
                          April 1997           10,000           1.2500      3.1250     1.2500     9 yrs, 3 mos.

Eugene E. Waara, Jr. (1)  March 1990              100           1.7500      3.6250     1.7500      8 yrs, 1 mo.
                          April 1997           12,000           1.2500      3.1250     1.2500     9 yrs, 3 mos.

Lizabeth Converse Wilson  March 1990              100           1.7500      3.6250     1.7500      8 yrs, 1 mo.
                          March 1990            1,000           1.7500      3.1250     1.7500     8 yrs, 6 mos.

------------------------

(1) See "-- Report of Compensation Committee on Annual Compensation -- Executive Officer Compensation Program -- Stock Option Repricing."

(2) Upon termination of Ms. Brady's employment in December 1997, outstanding options held by her received the benefit of the Company's April 1997 option repricing, and the expiration of the options was set at September 30, 1998.


REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

                                    OVERVIEW

         The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and approving the Company's executive compensation policies. In addition, the Compensation Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. The Compensation Committee has available to it an outside compensation consultant and access to independent compensation data for other companies. The overall objectives of the Company's executive compensation program are to provide compensation that will attract and retain superior talent and reward performance.

         The Company's executive compensation program provides an overall level of compensation opportunity that is competitive with a broad group of computer manufacturing industry companies and a smaller group of software and high tech companies comparable in size to the Company. The broad industry peer group to which the Compensation Committee compares the Company's executive compensation levels is currently a group of computer manufacturing companies for which survey data is obtained from the Company's outside compensation consultant. The other comparative group of companies used by the Compensation Committee in determining executive compensation levels currently consists of software and high tech companies selected by the outside compensation consultant that have annual revenues approximately equal to those of the Company. Because the Compensation Committee does not believe that all of the companies included in the peer group index used in the shareholder return graph included in this Proxy Statement under the caption "Comparative Stock Performance" are comparable to the Company or compete for the same pool of executive talent, the two groups of companies used by the Compensation Committee in setting the Company's executive compensation levels are both different than the group of companies in such peer group index.

         Actual compensation levels may be greater than competitive levels in surveyed companies based upon annual and long-term Company performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by the Company's or an individual executive officer's circumstances.

                     EXECUTIVE OFFICER COMPENSATION PROGRAM

         The components of the Company's compensation program for its executive officers include (a) base salary, (b) performance-based cash bonuses, (c) long-term incentive compensation in the form of stock options and restricted stock awards, (d) participation in a stock acquisition loan assistance program and (e) participation in a deferred compensation program.

BASE SALARY

         The Chief Executive Officer makes annual recommendations regarding the base salaries of the executive officers (other than the Chief Executive Officer) to the Compensation Committee. For the 1998 fiscal year, base salaries for the executive officers were intended to be at approximately the 50th percentile of fixed compensation levels for comparable management personnel employed by the two groups of peer companies referred to above. In making base salary recommendations, the Chief Executive Officer also takes into account individual experience and performance, and specific issues particular to the Company. The Compensation Committee generally approves the Chief Executive Officer's recommendations with respect to base salaries for other executive officers.

PERFORMANCE BASED BONUSES

         Under the Company's bonus plan for executive officers and other key management employees, bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives relating to total revenues and net income as determined by the Board during the first quarter of each year. The size of the fund available for such bonuses increases in relation to the extent to which such objectives are exceeded. The Committee allocates the fund among the executive officers and other key management personnel based on a percentage of the executive's salary ranging from approximately 20% to 65% as established at the beginning of the year. If the base performance criteria are met, each officer is entitled to a base bonus amount equal to that percentage of the officer's base salary. In the event the base performance criteria are exceeded, bonuses may be increased up to two times the base bonus amount depending on the extent to which such base performance criteria are exceeded. For the 1998 fiscal year, bonus payments available to executive officers under the bonus plan, in addition to base salary, were targeted to be in the top quartile of the salary and bonus levels, assuming superior performance, for comparable management personnel employed by the two comparative groups of companies referred to above.

         During the 1998 fiscal year, the Company did not meet the total revenue and net income goals set forth in the bonus plan, and as a result, no executive officer received a bonus under the plan.

STOCK OPTION AND RESTRICTED STOCK PROGRAM

         Stock options and restricted stock awards are granted to key management employees under the 1990 Plan, which was approved by the Company's shareholders in 1990. The objectives of the 1990 Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Company's Common Stock.

         The 1990 Plan authorizes the Board or a committee of outside directors to grant stock options, restricted stock and other types of awards to key executives and key employees. To date, the only type of awards granted to executive officers under the 1990 Plan have been stock options and restricted stock. All stock options outstanding were granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten year terms and generally become exercisable in installments over a four or five year period.

         Stock options are granted upon commencement of employment based on the recommendation of the Chief Executive Officer. In determining whether to recommend additional option grants to an executive officer, the Chief Executive Officer typically considers the individual's performance and any planned change in functional responsibility. Neither the profitability of the Company nor the market value of its stock are considered in setting the amount of executive officer stock option grants. The stock option position of executive officers is reviewed on an annual basis. The Company's policy is to not grant stock options annually, but to review each individual's stock option position, at which point the Compensation Committee may or may not grant additional options in its discretion. The determination of whether or not additional options will be granted is based on a number of factors, including Company performance, individual performance and levels of options granted at the competitive median for the two comparative groups of companies referred to above. Options to purchase an aggregate of 416,500 shares of Common Stock were granted to five executive officers other than the Chief Executive Officer during the 1998 fiscal year, including options to purchase an aggregate 121,500 shares of Common Stock that were granted to three of the executive officers prior to the time they became executive officers.

         Historically, the Company has not made restricted stock awards to executive officers but rather has made such awards to other key management personnel. However, Mr. Haggerty received a restricted stock award prior to the time he became an executive officer.

STOCK ACQUISITION LOAN ASSISTANCE PROGRAM

         In order to encourage stock ownership, the Board of Directors of the Company adopted a stock acquisition loan assistance program (the "Loan Program"). Under the terms of the Loan Program, the Company may make loans to key employees in order to provide them with funds to purchase the Company's Common Stock. In addition, participants are required to buy, with their own funds, equivalent amounts of Common Stock. Each loan bears interest at the rate of 5.0% per annum and is required to be repaid on a date two years after the loan is made. However, if the participant continues to be employed with the Company on such date, the entire amount of the loan is forgiven. During the 1998 fiscal year, the Company did not make any loans under the Loan Program.

DEFERRED COMPENSATION PROGRAM

         In May 1996, the Board of Directors adopted a deferred compensation program (the "Deferred Compensation Program") pursuant to which executive officers of the Company may elect to defer payment of a portion of their salary. Subject to the Board of Directors' discretion, the Company may also make matching contributions to the executive officer's deferred compensation accounts. Although no Common Stock of the Company is acquired pursuant to the Deferred Compensation Program, amounts deferred and Company matching contributions are deemed to be invested in the Company's Common Stock. The right to receive the amounts in the deferred compensation accounts vests on a date specified by the Board of Directors, and amounts are distributed after the vesting date if the executive officer is employed by the Company as of such date. The amount distributed is determined based on the values of the Company's Common Stock on the distribution date.

         The terms of the Deferred Compensation Program as originally adopted by the Board of Directors provided that the price of the Common Stock in which amounts contributed to the deferred compensation accounts were deemed to be invested was equal to the market price of the Common Stock as of the date of inception of the Deferred Compensation Program, which was equal to $10.00 as of such date. In May 1996, the Board of Directors amended the Deferred Compensation Program to provide that the price of the Common Stock in which amounts contributed to the deferred compensation accounts were deemed to be invested would be equal to the lowest average quarterly price for the four quarters following the date such amounts were deemed to be invested in the Deferred Compensation Program.

         Under the terms of the Deferred Compensation Program, if an executive officer's employment is voluntarily terminated by the officer or is terminated by the Company for cause prior to the vesting date, the amount of compensation deferred by such officer is distributed in cash without regard to the value of the stock on such date, and the Company matching contribution is forfeited. If the executive officer's employment is terminated by the Company without cause, the greater of the amount of compensation deferred by such officer or the value of the deferred compensation account attributable to amounts deferred by such officer is distributed in cash, and a pro rata portion of the value of the Company matching contributions is distributed in cash based upon the number of days from the date of the initial election to participate in the Deferred Compensation Program to the date employment is terminated and the number of days to the vesting date. Upon a change in control of the Company, all amounts become fully vested.

         During the 1998 fiscal year, no executive officers of the Company deferred any salary pursuant to the Deferred Compensation Program, and the Company did not make any matching or supplemental contributions.

SAVINGS AND INVESTMENT PLAN; BENEFITS

         The Company makes a matching contribution under the Company's Savings and Investment Plan, a Section 401(k) retirement plan. The Company also has an Employee Stock Purchase Plan pursuant to which the Company's Common Stock can be purchased through periodic payroll deductions at a discount from the market price. In addition, the Company provides medical and other miscellaneous benefits to executive officers that are generally available to Company employees. The amount of perquisites did not exceed 10% of total annual salary and bonus for any executive officer during the 1998 fiscal year.

STOCK OPTION REPRICING

         In April 1997, the Compensation Committee and Board of Directors authorized the reduction of the exercise price for all outstanding stock options to purchase Company Common Stock held by then current employees. The Compensation Committee and Board of Directors believed that the market price of the Company's common stock had been negatively affected by several factors, including general market factors, the Company's earnings performance and limited investment analyst coverage. As a result, the outstanding stock options, which had been granted at exercise prices ranging from $1.75 to $12.00 per share, no longer represented an effective retention or motivational incentive for employees to work to achieve long-term success for the Company. Therefore, the options were reissued at an exercise price equal to the market price of the Common Stock on the date of repricing ($1.25 per share). Option vesting remained the same, but as a condition of the repricing, employees are not eligible to exercise any repriced options until June 30, 1998. If an employee leaves the Company, voluntarily or involuntarily, prior to June 30, 1998, vested shares are not exercisable at the new exercise price but revert to the original option exercise price. The number of shares subject to the repriced options and the average option exercise price for each of the Named Executive Officers is as follows:
Mr. Gordon - 220,000 shares at an average exercise price of $3.86 per share; Mr. Haggerty - 38,000 shares at an average exercise price of $2.36 per share; Mr. Richardson - 55,000 shares at an average exercise price of $2.00 per share; and Mr. Waara - 12,000 shares at an average exercise price of $3.12 per share.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

BASE SALARY

         The base salary of the Chief Executive Officer is established by and is subject to adjustment by the Compensation Committee. For the 1998 fiscal year, the Chief Executive Officer's base salary was intended to be at approximately the 50th percentile of the base salaries for chief executive officers of the two comparative groups of companies referred to above. Other factors taken into consideration in the determination of the Chief Executive Officer's base salary include historical compensation practices at the Company and the general experience of the Compensation Committee members in dealing with compensation matters at other high-growth technology companies. In evaluating the performance and setting the base salary of the Chief Executive Officer, the Compensation Committee has taken into account the Company's financial performance and Mr. Gordon's individual performance. Mr. Gordon's base salary is $245,000. As a result of the Company's performance, Mr. Gordon did not receive an increase in his base salary in fiscal 1998.

BONUSES, STOCK OPTION AWARDS AND LOAN PROGRAM

         Mr. Gordon did not receive a bonus for the 1998 fiscal year under the bonus plan because the Company did not meet the total revenue and net income goals set forth in the bonus plan. Mr. Gordon did, however, receive a $25,000 bonus in recognition of his efforts in restructuring the Company. Mr. Gordon was granted stock options to purchase an aggregate of 190,500 shares of Common Stock during the 1998 fiscal year, and he did receive the benefit of the Company's stock option repricing as described above. Mr. Gordon has not been granted any restricted stock under the 1990 Plan to date.

         During the 1998 fiscal year, Mr. Gordon did not defer any salary pursuant to the Deferred Compensation Program, and the Company did not make any matching or supplemental contribution to Mr. Gordon's deferred compensation account.

                   TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), should not affect the deductibility of compensation paid to the Company's executive officers for the foreseeable future. However, in 1994, the 1990 Plan was amended to comply with Section 162(m) in order that compensation resulting from stock options and certain other awards under the 1990 Plan will not be counted toward the $1,000,000 limit on deductible compensation under
Section 162(m). The Compensation Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under
Section 162(m).

         Nicholas J. Covatta, Jr.
         Michael Dexter-Smith
         Robert W. Fischer
         George E. Hubman
         Arch J. McGill
         Clarence W. Spangle

Members of the Compensation Committee

SEVERANCE ARRANGEMENTS

         The Company has a policy under which its current executive officers are entitled to receive severance payments in the event that their employment is involuntarily terminated. Pursuant to this policy, Mr. Gordon would receive twelve months of severance pay and the other executive officers would receive six months.

COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Total Return Index for Nasdaq Computer Manufacturing Stocks over the same period (assuming the investment of $100 in each on March 28, 1993, and the reinvestment of all dividends).

                 [GRAPH OF COMPARATIVE CUMULATIVE TOTAL RETURNS]

                               March 28,  April 3,   April 2,   March 31,  March 30,  March 29,
                               1993       1994       1995       1996       1997       1998
Apertus  Technologies
   Incorporated                 $100       $ 63       $271       $ 76       $ 30       $ 24

Total Return Index for
   the Nasdaq Stock Market

   (U.S. companies)             $100       $108       $120       $163       $181       $275

Total Return Index for
   the Nasdaq Computer
   Manufacturing Stocks (1)     $100       $ 97       $116       $179       $196       $347

----------------------

(1) This index is comprised of computer manufacturing companies (including the Company) traded on the Nasdaq Stock Market. As of March 29, 1998, this index included approximately 190 companies.

CERTAIN TRANSACTIONS

         In connection with the Company's acquisition of Carleton Corporation in October 1997, Michael Dexter-Smith became a director of the Company. Pursuant to the Agreement and Plan of Merger dated October 24, 1997 between the Company and Carleton Corporation, in exchange for his shares of Carleton Corporation capital stock, Mr. Dexter-Smith received (based on his pro rata ownership of Carleton Corporation capital stock) 104,758 shares of Apertus common stock and an accreting Note issued by the Company with an initial principal amount of $91,239.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth, as of May 31, 1998, certain information with respect to the beneficial ownership of Company's Common Stock by (i) each director of the Company, (ii) each of the Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. No person is known by the Company to beneficially own more than 5% of the Company's Common Stock. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them. The address of each of the following shareholders is the same as the Company.

                                                        Shares Beneficially
                                                             Owned (1)
                                                      -----------------------
           Name                                       Number (2)   Percentage
           ----                                       ----------   ----------
Robert D. Gordon (3) ...........................       254,357       1.49%
Nicholas J. Covatta, Jr. (4) ...................       108,000        *
Michael Dexter-Smith ...........................       124,758        *
Robert W. Fischer (5) ..........................        95,600        *
George E. Hubman ...............................        36,000        *
Arch J. McGill .................................        60,270        *
Clarence W. Spangle ............................        50,000        *
David M. Haggerty (6) ..........................        47,494        *
Travis M. Richardson (7) .......................        77,625        *
Eugene E. Waara, Jr ............................         5,488        *
All directors and executives officers as a group
     (12 persons) (8) ..........................       879,940       5.15%
                                                       =======       ====
-----------

*    Less than one percent.

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of May 31, 1998 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2) Includes shares subject to options exercisable within 60 days of May 31, 1998 under the 1990 Plan as follows: Mr. Gordon, 215,375 shares; Mr. Covatta, 20,000 shares; Mr. Dexter Smith, 20,000 shares; Mr. Fischer, 60,000 shares; Mr. Hubman, 35,000 shares; Mr. McGill, 20,000 shares; Mr. Spangle, 30,000 shares; Mr. Haggerty, 46,625 shares; Mr. Richardson, 67,625 shares; Mr. Waara, 3,125 shares; and all directors and executive officers as a group, 517,750 shares. Also includes 20,348 shares subject to options held by Alexander F. Collier, Vice President
         - Development, that were rolled over from the Carleton Corporation Option Plan and that are currently exercisable.

(3)      Includes 4,007 shares held in the Company's 401(k) plan for Mr. Gordon.

(4) Includes 10,000 shares held by Mr. Covatta as Trustee of Eastern Shore Nursery Incentive Plan and 10,000 shares held in an IRA for the account of Mr. Covatta.

(5) Includes 3,000 shares owned by Robert W. Fischer, Inc., a corporation controlled by Mr. Fischer.

(6)      Includes 869 shares held in the Company's 401(k) plan for Mr. Haggerty.

(7)      Includes 10,000 shares held in an IRA for the account of Mr.
         Richardson.

(8)      See notes (2) - (7) above.

             APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              TO CHANGE THE COMPANY'S NAME TO CARLETON CORPORATION
                                  (PROPOSAL #2)

         The Board of Directors has approved, and recommends that the Company's shareholders approve and adopt an amendment to the Company's Articles of Incorporation to provide for a change in the Company's name from "Apertus Technologies Incorporated" to "Carleton Corporation." If approved by the shareholders, Article I of the Company's Articles of Incorporation would be amended in its entirety to read as follows:

                  "The name of this corporation is Carleton Corporation."

         On October 31, 1997, the Company acquired Carleton Corporation ("Carleton"), a leading provider of advanced data warehousing management software solutions, pursuant to an Agreement and Plan of Merger dated October 24, 1997 between the Company and Carleton. As of October 31, 1997, Carleton was merged with and into the Company, and the separate existence of Carleton ceased.

         On October 31, 1997, the Company also completed the sale of its Internet Solutions Division to a wholly owned subsidiary of Computer Network Technology Corporation ("CNT"), pursuant to an Asset Purchase Agreement dated October 24, 1997 among CNT, a subsidiary of CNT and the Company and certain of its subsidiaries. As a result of the sale, CNT acquired the assets, including technology, intellectual property and goodwill, related to the Company's Internet Solutions Division, as well as the rights to the name "Apertus."

         Accordingly, the Company has proposed that its corporate name be changed from Apertus Technologies Incorporated to Carleton Corporation. The Board of Directors believes the Carleton Corporation name already has substantial market recognition and will continue to be well received in the marketplace. The choice of Carleton Corporation as the Company's new name is intended to better allow for expansion into the Company's targeted markets and to help the Company compete more effectively with other members of the industry. The name change will not affect or change the business of the Company or the services offered to the Company's customers in the markets presently served by the Company. If the name change is not approved by the shareholders, the Company will be obligated to identify an alternative name.

         Upon approval and implementation of the change in the Company's name to Carleton Corporation, the Company will change its listing symbol on the Nasdaq National Market from "APTS" to "CARL."

         The affirmative vote of a majority of the outstanding shares of the Common Stock represented at the 1998 Annual Meeting is required to approve the amendment to the Company's Articles of Incorporation to change the Company's name to Carleton Corporation. If approved, the amendment would become effective upon filing with the Minnesota Secretary of State, which would take place as soon as practicable following the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                       APPROVAL OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL #3)

         The Board of Directors has appointed Ernst & Young LLP as independent auditors for the Company for the fiscal year ending March 28, 1999. Ernst & Young LLP has no relationship with the Company other than that arising from its employment as independent auditors. A proposal to ratify the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Representatives of Ernst& Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders. If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

         The affirmative vote of a majority of the outstanding shares of the Common Stock represented at the 1998 Annual Meeting is required to ratify the appointment of Ernst&Young LLP as the Company's independent auditors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                             SOLICITATION OF PROXIES

         Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but in addition, officers and other employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, facsimile or in person.


                      PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any proposal by a shareholder to be presented at the 1999 Annual Meeting must be received at the Company's executive offices, 7275 Flying Cloud Drive, Eden Prairie, Minnesota 55344, not later than February 19, 1999.



                                               APERTUS TECHNOLOGIES INCORPORATED




                    * * * * * * * * * * * * * * * * * * * * *



                DIRECTIONS TO 1998 ANNUAL MEETING OF SHAREHOLDERS

* Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, (612) 935-5500.

*        Highway 169 runs north and south and intersects with major highways:
         494 and 62 (Crosstown).

*        From Highway 169 exit to Londonderry/Bren Road and go west.

* Follow Bren Road to Opus Parkway, Minneapolis Marriott Southwest will be on the left.

--------------------------------------------------------------------------------

  APERTUS TECHNOLOGIES INCORPORATED
  7275 FLYING CLOUD DRIVE
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                 DIRECTORS
  EDEN PRAIRIE, MINNESOTA 55344

  The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 19, 1998, revoking all prior proxies, hereby appoints Robert D. Gordon and Steven L. Thimjon, and each of them, with power to appoint a substitute, proxies to represent the undersigned and to vote all shares of Common Stock of Apertus Technologies
  Incorporated (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, July 23, 1998, and any adjournment thereof, as specified on the reverse side on each matter referred to and, in their discretion, upon any other matters that may properly be brought before the meeting. Each of the matters set forth on the reverse side has been proposed by the Company.

                                          ------------
                                          SEE REVERSE
                                              SIDE
                                          ------------

--------------------------------------------------------------------------------

                             F Please detach here F

--------------------------------------------------------------------------------



                            F Please detach here F

--------------------------------------------------------------------------------

  1. ELECTION OF ROBERT W. FISCHER AND MICHAEL DEXTER-
     SMITH AS CLASS THREE DIRECTORS FOR TERMS EXPIRING IN
     2001

          [_] FOR all nominees listed below
              (except as marked to the contrary below)

          [_] WITHHOLD AUTHORITY to vote
              for all nominees listed below

 (INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name below.)
                Robert W. Fischer        Michael Dexter-Smith

  2. APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES
     OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO
     CARLETON CORPORATION.
                                            [_] FOR[_] AGAINST[_] ABSTAIN

  3. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF
     ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR
     THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 28,
     1999.
                                            [_] FOR[_] AGAINST[_] ABSTAIN

  4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
     VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
     BEFORE THE MEETING.
                                            [_] FOR[_] AGAINST[_] ABSTAIN
  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
  THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
  SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
  BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR
  NAMED IN ITEM 1, FOR ITEMS 2 AND 3 AND IN THE
  DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS
  PROPERLY BROUGHT BEFORE THE MEETING.


                                      Dated: _______, 1998
                                      --------------------
                                      --------------------
                                      (Signature)
                                      Please sign exactly
                                      as your name
                                      appears hereon.
                                      Jointly owned
                                      shares will be
                                      voted as directed
                                      if one owner signs
                                      unless another
                                      owner instructs to
                                      the contrary, in
                                      which case the
                                      shares will not be
                                      voted. If signing
                                      in a representative
                                      capacity, please
                                      indicate title and
                                      authority.

                                      PLEASE MARK, SIGN,
                                      DATE AND MAIL THIS
                                      PROXY PROMPTLY IN
                                      THE ENCLOSED
                                      ADDRESSED ENVELOPE.

--------------------------------------------------------------------------------

  APERTUS TECHNOLOGIES INCORPORATED
  7275 FLYING CLOUD DRIVE
  EDEN PRAIRIE, MINNESOTA 55344

                           SAVINGS AND INVESTMENT PLAN

                       CONFIDENTIAL VOTING INSTRUCTIONS TO

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

    I hereby direct that the voting rights pertaining to the stock of Apertus Technologies Incorporated held by the Trust and allocable to my account under the above
  Plan, as of April 30, 1998 shall be exercised at the Annual Meeting of Stockholders of said Corporation to be held July 23, 1998, and at any adjournment thereof, as specified on this instruction card and also on any other business as may properly come before said meeting or any adjournment thereof.

    This instruction card must be returned to Norwest
  Bank Minnesota, National Association, as Agent for
  Piper Trust Company, Trustee, by July 16, 1998 if your instructions are to be honored. The agent will tabulate the instructions from all Participants received by the deadline and the Trustee will vote all shares held in the Trust for which instructions are received. The
  Trustee shall not vote shares for which no instructions are received.

                                          ------------
                                          SEE REVERSE
                                              SIDE
                                          ------------

--------------------------------------------------------------------------------

                             F Please detach here F

--------------------------------------------------------------------------------



                            F Please detach here F

--------------------------------------------------------------------------------


  1. ELECTION OF ROBERT W. FISCHER AND MICHAEL DEXTER-
     SMITH AS CLASS THREE DIRECTORS FOR TERMS EXPIRING IN
     2001

          [_] FOR all nominees listed below
              (except as marked to the contrary below)

          [_] WITHHOLD AUTHORITY to vote
              for all nominees listed below

 (INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name below.)
                Robert W. Fischer        Michael Dexter-Smith

  2. APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES
     OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO
     CARLETON CORPORATION.
                                            [_] FOR[_] AGAINST[_] ABSTAIN

  3. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF
     ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR
     THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 28,
     1999.
                                            [_] FOR[_] AGAINST[_] ABSTAIN

  4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
     VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
     BEFORE THE MEETING.
                                            [_] FOR[_] AGAINST[_] ABSTAIN
  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
  THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
  SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
  BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR
  NAMED IN ITEM 1, FOR ITEMS 2 AND 3 AND IN THE
  DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS
  PROPERLY BROUGHT BEFORE THE MEETING.


                                      Dated: _______, 1998
                                      --------------------
                                      --------------------
                                      (Signature)
                                      Please sign exactly
                                      as your name
                                      appears hereon.
                                      Jointly owned
                                      shares will be
                                      voted as directed
                                      if one owner signs
                                      unless another
                                      owner instructs to
                                      the contrary, in
                                      which case the
                                      shares will not be
                                      voted. If signing
                                      in a representative
                                      capacity, please
                                      indicate title and
                                      authority.

                                      PLEASE MARK, SIGN,
                                      DATE AND MAIL THIS
                                      PROXY PROMPTLY IN
                                      THE ENCLOSED
                                      ADDRESSED ENVELOPE.